Calculation of Filing Fee Tables
S-1
INTERPACE BIOSCIENCES, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid	1	Equity	Common stock, par value $0.01 per share	457(a)	279,286	$ 7.00	$ 1,955,002.00		$ 170.09
Fees Previously Paid	2	Equity	Common stock, par value $0.01 per share	457(a)	3,285,714	$ 7.00	$ 22,999,998.00		$ 3,176.30
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 24,955,000.00		$ 3,346.39
			Total Fees Previously Paid:						$ 3,346.39
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the "Securities Act"). (b) The proposed aggregate offering amount includes 465,000 additional shares of common stock that may be purchased by the underwriters pursuant to their over-allotment option.(c) Pursuant to Rule 416 under the Securities Act, the shares of common stock being registered hereby include such indeterminate number of additional shares as may be issuable as a result of stock splits, stock dividends or similar transactions.

[2]	The Registrant previously paid a registration fee of $3,176.30 in connection with the initial filing of the Registration Statement on Form S-1 on September 25, 2026, and an additional $170.09 in connection with Pre-Effective Amendment No. 1, filed on October 1, 2026. (b) The fee was estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act. The Maximum Aggregate Offering Price was originally registered under 457(o) and is now converted to 457(a). (c) Pursuant to Rule 416 under the Securities Act, the shares of common stock being registered hereby include such indeterminate number of additional shares as may be issuable as a result of stock splits, stock dividends or similar transactions.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date